Exhibit 99.1

For Company Use (Do Not Fill In)

Date Received:
Check No.:
Paid with Subscription:	$
Refund (if any):	$
Balance Due	$
Number of Units Requested:
Number of Units Accepted:

SUBSCRIPTION OFFER

Waccamaw Bankshares, Inc.

Whiteville, North Carolina

The undersigned, having received and reviewed the prospectus dated [ — ], 2009 of Waccamaw Bankshares, Inc. (the “Company”), a financial holding company organized under the laws of State of North Carolina, and in sole reliance on the information contained therein, hereby subscribes for                                  units each consisting of one share of the Company’s series B preferred stock and one warrant to purchase one share of our no par value common stock at a price of $5.00 per share at any time for five years following the issuance of the warrant. The undersigned is entitled to subscribe for one unit for every fourteen shares of common stock of the Company held of record as of May 15, 2009. Fractional units will not be sold. The undersigned may not transfer or assign his/her subscription rights. The undersigned may “oversubscribe” for additional units. Such oversubscriptions will be filled in whole or in part at the sole discretion of the Company. To the extent that they are filled, oversubscriptions will be filled on a pro rata basis based upon the ratio that the number of shares of common stock owned by the undersigned on the record date bears to the number of shares of common stock owned by all of the oversubscribers on the record date. Payment for all units subscribed, including any requested oversubscription units, is submitted with this Subscription Offer Form. In the event that all, or part, of an oversubscription offer cannot be filled, the corresponding portion of the aggregate subscription price will be refunded, without interest.

The subscription is payable as follows:

The sum of $         (being $25.00 per unit subscribed) is paid herewith, in United States dollars either by check, draft or money order drawn to the order of “Waccamaw Bankshares, Inc. Escrow Account” to subscribe for                                  units,

With subscriptions and payment being mailed to:

Waccamaw Bankshares, Inc.

P.O. Box 2009

Whiteville, North Carolina 28472-9980

In connection with this subscription, the undersigned acknowledges and agrees that:

1. This subscription offer may not be canceled, terminated or revoked by the undersigned before [ — ], 2009, unless further extended by the Company.

2. If I subscribe for the number of units allotted to me on the basis of one unit for every fourteen shares of common stock owned as of the record date, my subscription will be filled in whole. If I have oversubscribed for units, the Company reserves the right to accept this subscription offer for a lesser number of units than the number noted above. Subscriptions may be accepted at any time until 5:00 p.m. North Carolina time on [ — ], 2009. If any oversubscription is accepted in part, the undersigned agrees to purchase the accepted number of units subject to the terms of this subscription offer. A refund, without interest, will be made of all amounts received for subscriptions not accepted. This subscription is nonassignable and nontransferable.

3. All funds paid under this subscription offer will be held in the Escrow Account as provided in the prospectus with Waccamaw Bank as escrow agent.

4. All terms of the prospectus of the Company dated [ — ], 2009 are incorporated herein by reference. The undersigned has received a copy of the prospectus.

5. SUBSTITUTE FORM W-9: Under penalties of perjury, I certify that (1) the Social Security Number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding. (INSTRUCTION: YOU MUST CROSS OUT ITEM (2) DIRECTLY ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER-REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.)

6. By his/her initials below, the subscriber acknowledges and agrees that:

(1) THESE SECURITIES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY OR PERSON AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL; (2) THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, THE FDIC OR THE NORTH CAROLINA COMMISSIONER OF BANKS, NOR HAS THE SEC, THE FDIC OR THE COMMISSIONER PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS, AND THAT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL; AND (3) SUBSCRIBER HAS RECEIVED A COPY OF THE PROSPECTUS BEFORE SIGNING THIS SUBSCRIPTION OFFER.

(2) If this subscription offer is being processed through a registered broker-dealer that by execution hereof such broker-dealer is authorized to transfer sufficient funds as indicated above from my account with such broker-dealer to Waccamaw Bank as escrow agent.

Instruction:    Each subscriber must place initials on the line below to indicate that he/she has read the above paragraphs.

(Subscriber’s Initials)	(Subscriber’s Initials)

Subscriber has signed this subscription offer on the date indicated beside his/her signature below, and hereby requests that certificates evidencing the securities purchased pursuant to this subscription offer be registered in the name and form of ownership described below.

(SEAL)
(Signature)		(Date)

(SEAL)
(Additional Signature, if required)		(Date)

Complete all blanks on this subscription offer form, make check or money order in the amount of $25.00 for each unit subscribed payable to “Waccamaw Bankshares, Inc. Escrow Account” and mail subscription and check to:

Waccamaw Bankshares, Inc.

P.O. Box 2009

Whiteville, North Carolina 28472-9980

Any questions concerning subscriptions or the offering may be directed to the above address or to (910) 641-0044.

REGISTRATION INFORMATION

(PLEASE PRINT)

Name(s) in which the securities are to be registered

Address (Street or Post Office Box)

City, State, and Zip Code

( )	( )
Daytime Phone	Evening Phone Taxpayer ID (Social Security Number)

Legal form of ownership:

( ) Individual	( ) Joint Tenants with Right of Survivorship
( ) Tenants in Common	( ) Uniform Transfers to Minors
( ) Other